Exhibit 10.1
Permian Resources Corporation Eighth Amended and Restated
Non-Employee Director Compensation Program
Effective Date: April 23, 2024
Each member of the Board of Directors (the “Board”) of Permian Resources Corporation (the “Company”) who is not an employee of the Company or any parent or subsidiary of the Company and is not affiliated with Riverstone Investment Group LLC, NGP Energy Capital Management, L.L.C., Pearl Energy Investments, L.P. and Post Oak Energy Capital, LP (each, a “ Non-Employee Director”) will receive the compensation in this Eighth Amended and Restated Non-Employee Director Compensation Program (this “Program”) for service as a Non-Employee Director. The compensation described in this Program will be paid or be made, as applicable, automatically and without further action of the Board to each Non-Employee Director who is entitled to receive the compensation, unless the Non -Employee Director declines receipt of the compensation by written notice to the Company. The terms and conditions of this Program will supersede any prior cash or equity compensation arrangements for service as a member of the Board between the Company and any of its Non-Employee Directors. This Program will become effective on the effective date set forth above (the “Effective Date”) and remain in effect until it is revised or rescinded by further action of the Board. This Program may be amended, modified or terminated by the Board at any time in its sole discretion. No Non-Employee Director will have any rights under this Program.
I.    Cash Compensation
A.    Annual Retainers. Each Non-Employee Director will receive an annual retainer of $87,500 (the “Retainer”).
B.    Payment of Retainers. Subject to the terms of Section I(C), the Retainer will be earned on a quarterly basis based on a calendar quarter and paid in cash by the Company in arrears not later than the fifteenth day following the end of each calendar quarter. If a Non-Employee Director does not serve as a Non-Employee Director for an entire calendar quarter, the Non-Employee Director’s Retainer will be prorated for the portion of the calendar quarter actually served as a Non-Employee Director. In addition, the Retainer payable under this Program will be prorated for the first quarter in which the Effective Date occurs, based on the number of days remaining in such calendar quarter after the Effective Date.
C.    Annual Retainer Election.
1.    Election. Prior to 5:00 p.m. Central time on the final business day preceding an Annual Grant Date (defined below) (the “Election Deadline”), by delivery to the Company of a written election in a form provided by the Company (an “Election”), a Non-Employee Director may elect to receive payment of the entire Retainer payable to the Non-Employee Director under this Program for services performed during the 12-month period beginning on such Annual Grant Date (each such period, a “Service Year”) in the form of an award of Restricted Stock (as defined in the Company’s 2023 Long Term Incentive Plan or any other applicable Company equity incentive plan then -maintained by the Company (the “Equity Plan”)) as set forth in this Section I(C) (each, an “Elective Restricted Stock Award”) rather than in cash in accordance with Section I(B). Any timely delivered Election for a given Service Year shall remain in effect for subsequent Service Years until the Election is modified or withdrawn, provided that such modification or withdrawal is delivered prior to the Election Deadline for a given Service Year.

2.    Terms of Elective Restricted Stock Award. Each Elective Restricted Stock Award will be granted automatically, without further action of the Board, on the Annual Grant Date or on the date the Non-Employee Director commences service as a Non-Employee Director during a Service Year (as applicable, the “Issue Date”), under and subject to the terms of the Company’s Equity Plan and an award agreement in substantially the form previously approved by the Board. The number of shares of Elective Restricted Stock granted to a Non-Employee Director on the Issue Date will be equal to the quotient obtained by dividing (i) the full amount of the Retainer as in effect on the Issue Date for Elective Restricted Stock Awards issued on an Annual Grant Date or a prorated portion of such Retainer based on the remaining time in the applicable Service Year for Elective Restricted Stock Awards issued on the date a Non-Employee Director commences service as a Non-Employee Director during a Service Year by (ii) the average daily closing price of one share of the Company’s Common Stock on the New York Stock Exchange (or other applicable securities exchange on which the Common Stock is then traded) over the five consecutive trading days ending on the day before the applicable Issue Date. Each Elective Restricted Stock Award shall vest in a single installment on the earlier to occur of (i) the first anniversary of the grant date of the Elective Restricted Stock Award and (ii) immediately prior to and contingent upon the closing of a Change in Control (as defined in the Equity Plan), subject in each case to the Non-Employee Director continuing in service as a Non-Employee Director through the vesting date. Unless the Board otherwise determines, any Elective Restricted Stock Award that is unvested at the time of a Non - Employee Director’s termination of service on the Board as a Non-Employee Director will be immediately forfeited upon such termination of service and will not thereafter become vested.
3.    Withdrawal and Service. A Non-Employee Director may withdraw his or her Election at any time prior to the Election Deadline for a given Service Year, and thereafter, any Elections delivered to the Company and not previously withdrawn will become irrevocable with respect to the Service Year. Notwithstanding anything in this Section I(C) or any Election to the contrary, if a Non- Employee Director is not serving as a Non-Employee Director on the Annual Grant Date or if the grant of an Elective Restricted Stock Award described in this Section I(C) is otherwise prohibited under applicable laws, exchange listing rules or the terms of the Equity Plan, the Non-Employee Director’s Retainer, to the extent earned, shall be paid in cash under and subject to the terms of Section I(B).
4.    Special Rules for New Non-Employee Directors. Notwithstanding the foregoing to the contrary, for any Non-Employee Director whose service as a Non-Employee Director commences during a Service Year, such Non-Employee Director may elect to receive payment of the portion of the prorated Retainer payable to the Non-Employee Director under this Program for services performed during the remainder of such Service Year in the form of an Elective Restricted Stock Award.
II.    Equity Compensation
Non-Employee Directors will be granted the awards of Restricted Stock described below (each, a “Restricted Stock Award”). The Restricted Stock Awards will be granted under and subject to the terms of the Plan and award agreements in substantially the form approved by the Board. All applicable terms of the Equity Plan apply to this Program as if fully set forth herein, and all Restricted Stock Awards under this Program are subject in all respects to the terms of the Equity Plan and the applicable award agreement.
A.    Restricted Stock Awards. A Non-Employee Director who is serving as a Non-Employee Director at the close of business on the date of the Company’s annual meeting of shareholders or a special meeting in lieu of an annual meeting of shareholders (in each case, an “ Annual Grant Date”) will be automatically granted on each Annual Grant Date a number of shares of Restricted Stock equal to the quotient obtained by dividing (i) the applicable Annual Award Amount (as defined below) by (ii) the average daily closing price of one share of the Company’s Common Stock on the New York Stock Exchange (or other applicable securities exchange on which the Common Stock is then traded) over the five consecutive trading days ending on the day before the applicable Annual Grant Date. If a Non - Employee Director is first appointed or elected on a date other than an Annual Grant Date, or a member of the Board first becomes a Non-Employee Director as described in clause B below on a date other than an Annual Grant Date (in either case, a “Mid-Year Grant Date”), the Non-Employee Director will be automatically granted on the Mid-Year Grant Date a number of shares of Restricted Stock equal to the quotient obtained by dividing (x) the product of the applicable Annual Award Amount and the difference between 365 and the number of days in the period between the most recent Annual Grant Date and such Mid-Year Grant Date, by (y) the product of 365 and the average daily closing price of one share of the Company’s Common Stock on the New York Stock Exchange over the five consecutive trading days ending on the day before the Mid-Year Grant Date. Each Annual Grant Date and Mid-Year Grant Date shall be referred to individually as a “Grant Date.” For each Non-Employee Director, the “Annual Award Amount” determined on the applicable Grant Date shall equal (a) $200,000, plus (b) $155,000, if the Non-Employee Director is the independent chair of the Board on the Grant Date, plus (c) $22,500, if the Non-Employee Director is the chair of the Audit Committee of the Board on the Grant Date, plus (d) $20,000, if the Non-Employee Director is the chair of the Compensation Committee of the Board on the Grant Date, plus (e) $15,000, if the Non-Employee Director is the chair of the Nominating and Corporate Governance Committee of the Board on the Grant Date and plus (f) $15,000, if the Non-Employee Director is the chair of the Environmental, Social and Governance Committee of the Board on the Grant Date.
B.    Termination of Employment of Employee Directors. Members of the Board who are employees of the Company or any parent or subsidiary of the Company who subsequently terminate their employment with the Company and any parent or subsidiary of the Company and remain on the Board will, to the extent that they are otherwise eligible, be eligible to receive Restricted Stock Awards under this Program on Grant Dates occurring on or after their termination of employment with the Company and any parent or subsidiary of the Company.
C.    Vesting. Each Restricted Stock Award shall vest in a single installment on the earlier to occur of (i) the first anniversary of the Grant Date and (ii) immediately prior to and contingent upon the closing of a Change in Control (as defined in the Equity Plan), subject in each case to the Non-Employee Director continuing in service as a Non-Employee Director through the vesting date. Unless the Board otherwise determines, any Restricted Stock Award that is unvested at the time of a Non -Employee Director’s termination of service on the Board as a Non-Employee Director will be immediately forfeited upon such termination of service and will not thereafter become vested.
III.    Compensation Limits
Notwithstanding anything to the contrary in this Program, all compensation payable under this Program will be subject to any limits on the maximum amount of Non-Employee Director compensation set forth in the Equity Plan, as in effect from time to time.
* *